AMENDMENT NO. 5 TO CREDIT AND GUARANTEE AGREEMENT


     AMENDMENT NO. 5 TO CREDIT AND GUARANTEE AGREEMENT (this "Amendment"), dated as of March 30, 2003, among REMINGTON PRODUCTS COMPANY, L.L.C., a Delaware limited liability company (the "Company") REMINGTON CONSUMER PRODUCTS LIMITED, a company incorporated under the laws of England (the "UK Borrower"), REMINGTON PRODUCTS GMBH, a company organized and existing under the laws of Germany (the "German Borrower"), REMINGTON CONSUMER PRODUCTS (IRELAND) LIMITED, a company incorporated under the laws of Ireland (the "Irish Borrower") and REMINGTON PRODUCTS (CANADA) INC., a company incorporated under the laws of Canada (the "Canadian Borrower"; together with the Company, the UK Borrower, the German Borrower and the Irish Borrower, the "Borrowers"), the lending institutions party hereto and Fleet Capital Corporation, as administrative agent (the "Agent").

     WHEREAS, the Borrowers, certain lenders, Fleet Securities, Inc., as sole advisor, lead arranger and book manager, Congress Financial Corporation (New England), as syndication agent and coarranger, and the Agent entered into a certain Credit and Guarantee Agreement, dated as of August 21, 2001, as amended as of September 30, 2001, as of March 28, 2002, as of July 1, 2002 and as of November 15, 2002 (such agreement being referred to herein as the "Credit Agreement"), pursuant to which one or more of such lenders have agreed, subject to certain terms and conditions, to make revolving advances to one or more of the Borrowers and to issue or to cause the issuance of letters of credit for the account of one or more of the Borrowers;

     WHEREAS, the Borrowers have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement and the Required Lenders, subject to the terms and conditions set forth herein, are willing to grant such request;

     NOW, THEREFORE, the Borrowers and the Required Lenders hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. AMENDMENTS TO THE CREDIT AGREEMENT.

     2.1  The  definition  of  "Applicable   Margin"   contained  in  Section  1
(Definitions) of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following new definition:

     "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below, based upon the Fixed Charge Coverage Ratio in effect from time to time as described below:

                                            Eurocurrency Loans and Sterling     ABR    Commitment
                                                      LIBOR Loans              Loans      Fee
                                            -------------------------------    -----   ----------
Fixed Charge Coverage Ratio of less than                 3.00%                 1.75%     .50%
1.20 to 1.00
Fixed Charge Coverage Ratio of  greater                  2.50%                 1.25%    .375%
than or equal to 1.20 to 1.00 and  less
than 1.40 to 1.00
Fixed Charge Coverage Ratio of greater                   2.25%                 1.00%    .375%
than or equal to 1.40 to 1.00 and less
than 1.60 to 1.00
Fixed Charge Coverage Ratio of greater
than or equal to 1.60 to 1.00 and less                   2.00%                 .75%      .25%
than 1.80 to 1.00
Fixed Charge Coverage Ratio of greater                   1.75%                 .50%      .25%
than or equal to 1.80 to 1.00


     Notwithstanding the foregoing, if the Company shall fail to timely deliver the statements and certificates required under subsections 9.4(a), (b) and (c) for any period the Applicable Margin shall be the highest provided for herein until such time as the appropriate statements and certificates are delivered. Any change in the Applicable Margin shall become effective on the date which is three Business Days following the date of delivery by the Company of its financial statements and related certificates for the relevant fiscal period in accordance with the provisions of subsection 9.4(a) or (b), as the case may be, and subsection 9.4(c). The Applicable Margin shall initially be based upon the financial statements of the Company delivered to the Agent and the Lenders for the fiscal quarter ended December 31, 2002."

     2.2 The following new definition is hereby added to Section 1 (Definitions) of the Credit Agreement in its appropriate alphabetical order:
     " " Commitment Fee": the percentage set forth in the definition of Applicable Margin under the heading Commitment Fee."

     2.3 Section 6.7 (Commitment Fee; Other Fees) of the Credit Agreement is hereby amended by deleting the phrase "a commitment fee of three-eighths of one percent (3/8 of 1%) per annum" each time that it appears in clause (a) of such Section and replacing it with "the Commitment Fee per annum".

     2.4 Section 9.4 (Financial Statements, Reports, etc.) of the Credit Agreement is hereby amended by deleting (A) subsection (x) of clause (g) of such
Section in its entirety and replacing it with the following:

(x) "reporting date" shall mean each of (1) the last day of each fiscal month and, in addition, the fifteenth day of such fiscal month solely in the event that (x) the average unused amount available under the Borrowing Base of the Company and each of the other Borrowers for the most recently ended fiscal month is less than $15,000,000 (as calculated in accordance with Section 1.2(e) hereof with respect to the Foreign Borrowers) and (y) the Fixed Charge Coverage Ratio at the end of the most recently ended fiscal month of the Company for the twelve most recent consecutive fiscal months is less than 1.40 to 1.00, and (2) any other time when the Agent notifies the Company that it reasonably believes that the then-existing Borrowing Base of any Borrower is materially inaccurate; and", and

(B) clause (m) of such Section in its entirety and replacing it with the following:

     "(m) if at the end of any fiscal quarter the (i) Fixed Charge Coverage Ratio is less than 1:40 to 1:00 for the four most recent consecutive fiscal quarters and (ii) the average unused amount available under the Borrowing Base of the Company and each of the other Borrowers is less than $25,000,000 (as calculated in accordance with Section 1.2(e) hereof with respect to the Foreign Borrowers and which solely for the purposes of this Section 9.4(m), so long as there are no Loans outstanding, shall include the cash and cash equivalents of the Company in excess of $2,000,000, if any) during such fiscal quarter, the Borrower shall be required to deliver to the Agent monthly unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of the calendar month following the end of such fiscal quarter (and for each calendar month thereafter as set forth in the immediately succeeding sentence of this Section 9.4(m)) and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Company (in his or her capacity as such) (i) certifying that (1) such financial statements are fairly stated in all material respects (subject to normal year-end audit adjustments) and (2) such Responsible Officer has no actual knowledge of the occurrence of any Event of Default or Default or, if s/he has knowledge of any Event of Default or Default, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth the computation of the Fixed Charge Coverage Ratio as at the end of such fiscal quarter in reasonable detail satisfactory to the Agent. The Borrower shall deliver the monthly financial statements referred to in the immediately preceding sentence (x) for the calendar month following the end of any Fiscal Quarter in which clauses (i) and
(ii) above apply and for each calendar month thereafter until such time as there is a Fiscal Quarter in which such clauses (i) and (ii) do not apply and (y) to the Agent as soon as available, but in no event later than 30 days after the end of such calendar month; and".

     2.5 Section 9.7 (Maintaining Records; Access to Properties and Inspections) of the Credit Agreement is hereby amended by deleting clause (b) thereto in its entirety and replacing it with the following:

     "(b) The Company will, and will cause each of the other Borrowers to, permit the Agent (which may be accompanied by any Lender and/or its representatives) from time to time to conduct (upon reasonable notice to a Responsible Officer of the Company) an audit of the accounts receivable and inventories of the Borrowers and of the Borrowing Base of each Borrower, provided, that if no Default or Event of Default shall have occurred and be continuing, the Company shall only be responsible for the expenses of two audits in any one year period in an amount not to exceed $25,000 per each audit plus reasonable out-of-pocket costs and expenses of the Agent in connection therewith; provided, further, that in the event the (i) average unused amount available under the Borrowing Base of the Company and each of the other Borrowers is greater than $25,000,000 (as calculated in accordance with Section 1.2(e) hereof with respect to the Foreign Borrowers) during the most recently ended two fiscal quarter period and (ii) the average aggregate of the Domestic Revolving Credit Exposure plus the Dollar equivalent of the Foreign Revolving
Credit Exposure is less than $10,000,000 during the most recently ended two fiscal quarter period, the Agent may, in its sole discretion, only conduct one such audit at the expense of the Company, and provided, further, that the foregoing limitations (including, without limitation, the cost of the audit) shall not apply in the event that a Default or Event of Default shall have occurred and be continuing. The Company will, and will cause each of the other Borrowers to, permit Hilco Appraisal Services, LLC or another third party appraiser satisfactory to the Agent to conduct (upon reasonable notice to a Responsible Officer of the Company and at the sole expense of the Company not to exceed $20,000 in any fiscal year in the case of any appraisal referred to in the following clause (i)) (i) an appraisal of the inventories of the Borrowers, up to one time in each fiscal year and (ii) a "desk top review" or limited scope appraisal of the inventories of the Borrowers solely in the event that any of the Borrowers enters into a new product category; provided, however, that such limitations shall not apply in the event that a Default or Event of Default shall have occurred and be continuing."

     2.6 Section  10.10  (Limitations  on Certain  Debt  Payments  and  Interest
Payments) of the Credit Agreement is hereby amended by deleting clause (b) of such Section in its entirety and replacing it with the following:

     "(b) make any payment on account of the Senior Subordinated Indebtedness (other than of interest as permitted by the Indenture with respect thereto); provided that the Company may prepay, repurchase or redeem in any consecutive sixty (60) day period up to $10,000,000 (not to exceed $40,000,000 in the aggregate during any fiscal year) of Senior Subordinated Indebtedness so long as
(i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Agent shall have received evidence satisfactory to it demonstrating that immediately after giving effect to any such prepayment, repurchase or redemption, (x)(1) the aggregate amount of the Borrowing Base of the Company plus the Dollar equivalent of the aggregate Borrowing Bases of the other Borrowers less (2) the aggregate of the Domestic Revolving Credit Exposure plus the Dollar equivalent of the Foreign Revolving Credit Exposure shall be no less than $15,000,000 and (y) the aggregate of the Domestic Revolving Credit Exposure plus the Dollar equivalent of the Foreign Revolving Credit Exposure shall be less than $50,000,000."

     2.7 Section 10.13 (Fixed Charge Coverage Ratio) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

     "10.13 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio at the end of each fiscal quarter for the four most recent consecutive fiscal quarters ending on December 31, 2002 and each fiscal quarter thereafter to be less than 1.10 to 1.00."

     2.8 Section 10.14A (Total Liabilities to Tangible Net Worth Ratio) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

     "10.14A Total  Liabilities  to Tangible Net Worth  Ratio.  Permit the Total
          Liabilities to Tangible Net Worth Ratio at the end of each fiscal quarter set forth below to be greater than the respective ratios set forth opposite such period:

                  Fiscal Quarter ending on or about:          Ratio
                  ----------------------------------          -----

                  March 31 of any fiscal year                 1.40:1.00

                  June 30 of any fiscal year                  1.60:1.00

                  September 30 of any fiscal year             2.30:1.00

                  December 31 of any fiscal year              1.30:1.00"


     2.9 Section 10.14B (Minimum Excess Availability) of the Credit Agreement. is hereby amended by deleting such section in its entirety and replacing it with the following:

     "10.14B Minimum Excess  Availability.  Subject to the last sentence of this
          Section 10.14(B), permit the daily average of the unused amount available under the Borrowing Base of the Company and the other Borrowers for any month to be less than the respective amounts (as calculated in accordance with Section 1.2(e) hereof with respect to the Foreign Borrowers) set forth below for the month indicated:

                  Period                                               Amount
                  ------                                               ------

         February, March and April of any fiscal year                $7,000,000

         May, June, July, August and September of any fiscal year    $5,000,000

         October, November and December of
         any fiscal year and January of the next fiscal year         $9,000,000


Notwithstanding the above, so long as the Fixed Charge Coverage Ratio at the end of the most recently ended fiscal month of the Company for the twelve most recent consecutive fiscal months shall be equal to or greater than 1.20 to 1.00, the Company shall not be required to be in compliance with the above requirements for such month."

     SECTION 3. EFFECTIVENESS. This Amendment shall become effective when counterparts hereof have been duly executed and delivered to the Agent by the Company, on behalf of the Borrowers, and the Required Lenders.

     SECTION 4. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 5. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Amendment and the amendment contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as the provisions thereof have been amended by this Amendment, and all references in other documents to the Credit Agreement shall mean such agreement as the provisions thereof have been amended by this Amendment.

     SECTION 6. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. The Company, on behalf of the Borrowers, represents and warrants that after giving effect to this Amendment (i) all representations and warranties contained in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified date) and (ii) there exists no Default or Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                            REMINGTON PRODUCTS COMPANY,L.L.C.

                            By:
                               ------------------------------------------------
                            Name:
                            Title:

                            REMINGTON CONSUMER PRODUCTS LIMITED


                            By:
                               ------------------------------------------------
                            Name:
                            Title:

                            REMINGTON PRODUCTS GMBH


                            By:
                               ------------------------------------------------
                            Name:
                            Title

                            REMINGTON CONSUMER PRODUCTS (IRELAND) LIMITED


                            By:
                               ------------------------------------------------
                            Name:
                            Title:

                            REMINGTON PRODUCTS (CANADA) INC.


                            By:
                               ------------------------------------------------
                            Name:
                            Title:


                            FLEET CAPITAL CORPORATION, as Agent and as a Lender


                            By:
                               ------------------------------------------------
                            Name: Edgar Ezerins
                            Title: Vice President

                            CONGRESS FINANCIALCORPORATION (CENTRAL), as a Lender


                            By:
                               ------------------------------------------------
                            Name:
                            Title:

                            HELLER FINANCIAL, INC., as a Lender


                            By:
                               ------------------------------------------------
                            Name:
                            Title:

                            CITIZENS BUSINESS CREDIT CO.,
                            A DIVISION OF CITIZENS LEASING  CORP., as a Lender


                            By:
                               ------------------------------------------------
                            Name:
                            Title:

                            WHITEHALL BUSINESS  CREDIT CORPORATION, as a Lender


                            By:
                               ------------------------------------------------
                            Name:
                            Title:

                            THE PROVIDENT BANK, as a Lender


                            By:
                               ------------------------------------------------
                            Name:
                            Title:

                            PNC, NATIONAL ASSOCIATION, as a Lender


                            By:
                               ------------------------------------------------
                            Name:
                            Title: